UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2021, Saratoga Investment Corp. (the “Company”) established an “at-the-market” offering (the “ATM Program”), pursuant to which the Company may sell, from time to time through the distribution agents, shares of the Company’s common stock, par value $0.001 per share (the “Shares”). In connection therewith, the Company entered into that certain equity distribution agreement, dated July 30, 2021, and as amended on each of June 7, 2023 and July 10, 2023, by and among the Company and Saratoga Investment Advisors, LLC (the “Adviser”), on the one hand, and Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Compass Point Research and Trading, LLC (“Compass Point”) as distribution agents thereunder, on the other hand, and the amendment no. 3, dated as of July 19, 2023, to the equity distribution agreement, by and among the Company and the Adviser, on the one hand, and Ladenburg, Compass Point, and Raymond James & Associates, Inc. (“Raymond James”), as distribution agents thereunder, on the other hand.

On May 15, 2024, the Company added one additional distribution agent to the ATM Program, Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, Compass Point, and Raymond James, the “Agents”). In connection with the addition of Lucid as a distribution agent, the Company and the Adviser entered into the amendment no. 4, dated May 15, 2024 (“Amendment No. 4”), to the equity distribution agreement (as amended, the “Equity Distribution Agreement”) with Ladenburg, Compass Point, Raymond James, and Lucid.

Further details regarding the Equity Distribution Agreement, as amended by Amendment No. 4, and the ATM Program are set forth in the Company’s prospectus supplement, dated June 7, 2023 (the “ATM Prospectus Supplement”), supplement no. 1 to the ATM Prospectus Supplement, dated July 10, 2023 (“Supplement No. 1”), supplement no. 2 to the ATM Prospectus Supplement, dated July 19, 2023 (“Supplement No. 2”) and supplement no. 3 to the ATM Prospectus Supplement, dated May 15, 2024 (“Supplement No. 3” and together with the ATM Prospectus Supplement, Supplement No. 1, and Supplement No. 2, and including any information incorporated by reference therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of Amendment No. 4 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 4, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-269186), the prospectus, dated March 13, 2023, contained therein, and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4, dated May 15, 2024, to Equity Distribution Agreement by and among Saratoga Investment Corp., Saratoga Investment Advisors, LLC, Ladenburg Thalmann & Co. Inc., Compass Point Research and Trading, LLC, Raymond James & Associates, Inc., and Lucid Capital Markets, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: May 15, 2024	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

2